SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                              CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 4, 1999

                     CHRONICLE COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

Georgia                            333-34283              58-2235301
(State or other jurisdiction      Commission            (IRSEmployer
Of Incorporation)                 File Number)         Identification No.)

2601 2nd Ave., Tampa, Florida                                     33605
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code (813) 248-0100

140 First Avenue NE, Cairo, Georgia  31728
(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant

Upon the closing of the proposed acquisition of Seminole Scrap Corp. and Florida Machine & Welding, Inc. (See Item 2), two parties are expected to become holders of ten percent or more of the Registrant's voting stock. M.L. McDonough, Trustee, will control 18.7 percent of the Registrant's outstanding shares upon completion of these transactions. Robert L. Lewis, Trustee, will control 17.2 percent of the Registrant's outstanding shares upon completion of these transactions. Both Trustees have notified the Registrant that no beneficiary will be the beneficial owner of 10% or more of the Registrant's outstanding shares upon completion of these transactions. The Trustees are expected to have both voting and investments authority over the Registrant's common stock.

John and Marsha Whitman, and family members will no longer be considered control parties by virtue of stock ownership (See Item 5), upon completion of these transactions. Mr. Whitman will remain Chairman of the Board.

Item 2. Acquisition or Disposition of Assets.

The following contains forward looking statements. There are a number of important factors which could cause actual events to materially differ from those indicated by such forward looking statements, including the availability of funding, results of marketing efforts, general economic conditions, audits, closing of three transactions and performance of pending contracts, among others.

On January 12, 1999, the Registrant acquired Bartow Communications, Inc. Bartow Communications is engaged in the business of publishing proprietary residential real estate guides directed to the residential real estate development, construction and sales industry in the metropolitan Washington, D.C. area, and distribution of its own publications and the advertising and promotion materials of industry participants by direct mail to the company's proprietary mailing list. Bartow Communications generated approximately $400,000 (unaudited) annual revenues for the last year ended December 31, 1998

The Registrant has signed three binding letters of intent, whose dates and terms are represented individually below:

On March 9, 1999, the Registrant agreed to acquire all of the issued and outstanding common stock of Seminole Scrap Corp., a privately owned holding corporation headquartered in New York City, New York. The Registrant has agreed to issue 7,000,000 five dollar stated value preferred shares with voting rights in the acquisition. The value was agreed based upon demolition contracts and asset values. Seminole Scrap Corp. has two wholly owned subsidiaries, Iroquois Wrecking, Corp. and Indigo Industries, Inc., that currently operate at several commercial demolition sites in the New York City metropolitan area. These companies were both formed in 1998. The subsidiaries have signed contracts for approximately $6 million with an additional $20.8 million in awarded commitments, which are in final contract form and await signatures. Seminole Scrap Corp. projects an additional $34 million in new project revenue from bids made and privately directed contracts. No shareholder in Seminole Scrap Corp. had a relationship with the Registrant or any of its affiliates prior to signing the letter of intent.

Seminole Scrap Corp. intends to operate as a dealer/broker for scrap metals derived from demolition operations and spot purchases to build inventory for bulk sales to Mexico, Central America, South America and Asia. No projections are being made at this time for the scrap operation. The subsidiaries will continue to operate independently with Iroquois Wrecking Corp. providing contract demolition and Indigo Industries, Inc. providing asbestos abatement for all contracts. The majority of operations are in the Northeastern U.S. from Pennsylvania to Connecticut. These companies intend to expand into the Great Lakes region in 1999.

Seminole Scrap Corp. and subsidiaries represent an asset value of $2,992,801 in heavy equipment, office equipment, and vehicles (unaudited). Seminole also owns two warehousing structures in Hamtramck, MI valued at $1,400,000. These facilities will be used as a staging area for the expansion of demolition operations into Michigan, Ohio and Indiana. Contracts are currently being bid in this region.

On March 2, 1999, the Registrant agreed to acquire all of the outstanding stock of Frontline Consulting Services, Inc., a privately held corporation headquartered in Charlotte, North Carolina. The Registrant has agreed to issue 500,000 restricted common shares with the value based on the stock having a projected value of $5 with the purchase price predicated on projected revenues and profits. Frontline Consulting Services, Inc. specializes in network integration services, Y2K compliance software, and contract programming serving the manufacturing, healthcare and banking industries. The Frontline projection shows approximate revenue of $8,500,000 with approximate net income of $2,600,000 for 1999. Acquired assets will be minimal with the majority of equipment being subject to short-term leases. No shareholders in Frontline Consulting Services, Inc. had a relationship with the Registrant or any of its affiliates prior to signing the letter of intent.

Frontline Consulting Services, Inc. has operated nationally with the majority of software programming performed in North Carolina by qualified individuals entering the workplace on the expanded H1 visa program that requires the individual to remain in the employ of the sponsoring entity for at least two years..

The acquired company intends to expand to foreign markets in the second quarter of 1999 with the first expansion planned for Venezuela. Further market share is expected to be forthcoming from agreements to provide services on a business partner and sub contractor basis with a nationally recognized computer hardware and software manufacturer.

On March 2, 1999 the Registrant agreed to acquire the outstanding shares of Florida Machine & Welding, Inc., a privately owned corporation headquartered in Bartow Florida. The terms call for the Registrant to issue 1,600,000 five dollar stated value Preferred Shares with voting rights. The share price is based on the asset value and projected revenue for the 12 month period following closing of the transaction. Florida Machine & Welding, Inc. has provided its service in Florida and the Southeastern U.S. since 1978. The sole shareholder had no previous relationship with the Registrant or any of its affiliates prior to signing the letter of intent.

Florida Machine & Welding, Inc. is one the largest machine shops in the Southeastern U.S. The assets of the company include a 35,000-square foot. production shop housing approximately $2,250,000 of machine tools. The site also includes 3,000-sq. ft. of engineering and office space situated on five acres of industrial land. The total value of the land and buildings is estimated at $1,300,000. The business has a particular emphasis on repairing large, complex shaped, heavy machinery components from the phosphate industry which surround the facility. Additionally, the business re-manufactures pumps, valves, material transfer lines, large gears, bearings, and many other components for heavy equipment and industry. The welding operations produce specialty products manufactured from aluminum, steel, and other metals that require specific tolerance and specifications. Other assets include $2,550,000 of pedestal cranes normally used for loading large cargoes. These cranes are immediately available for resale and is a recent expansion of the core business as the majority of these cranes must be dismantled, refurbished, shipped, and reassembled at the purchaser's site. Total liabilities are approximately $1,500,000.

The acquired company projects current year revenue to be approximately $5,000,000 and pre tax net income of approximately $1,900,000.

The acquisitions of Seminole, Frontline and Florida Machine are each subject to final due diligence and audits of their financial statements.

Upon closing of the three pending acquisitions, the Registrant will transfer all of its operating assets to its Bright Now, Inc. subsidiary and will function solely as a holding company.

Item 5.  Other Events.

Effective February 26, 1999, the Registrant has relocated its principal executive offices to the executive offices of its primary subsidiary, Bright Now, Inc., d/b/a United Printing and Publishing, which are located at 2601 Second Avenue, Tampa, Florida 33605. In connection with such relocation, the Registrant has terminated the publication of The South Georgia Shopper, the Registrant's only remaining shopper product in the South Georgia market which served primarily Thomasville and several surrounding counties, and closed its operations in Cairo, Georgia. The Registrant's decision to relocate its headquarters and to terminate shopper publication and Georgia operations reflects the change in geographic location of the Registrant's primary business operations and a shift from the Registrant's intent away from starting new shopper publications of its own and toward the acquisition of existing, operating publications from others.

The Registrant has added two directors to its board. These directors are as follows:

Randall D. Bartow, age 47, is the founder and has been the president and sole stockholder of Bartow Communications, Inc., a Maryland corporation, since 1992. Mr. Bartow earned a B.S. degree in journalism (1973) from Ohio University in Athens, Ohio.

Richard K. Nicholson, age 51, is the founder and has been the president and sole stockholder of RKN Enterprises, Inc., a Florida corporation, since 1992. RKN Enterprises is engaged in business as an independent contract publisher of magazines and newsletters owned by other businesses, trade associations and other types of organizations. Mr. Nicholson earned a B.S. degree in marketing (1971) from Central Connecticut State College in New Britan, Connecticut.

Upon closing of the pending acquisitions (See Item 2) a majority of the Registrant's existing directors will resign and be replaced by designees of the acquired companies. Mr. Whitman will remain Chairman of the Board.

Item 7. Financial Statements and Exhibits.

(a) Financial statements

The audited financial statements for Bartow Communications, Inc., Seminole Scrap Corp., Frontline Communications Service, Inc., and Florida Machine & Welding, Inc. required to be filed as part of this report will be filed upon completion, by amendment to this current report within sixty days from the date this initial report was filed with the Commission.

(b) Pro forma financial information.

The pro forma financial information required to be filed as part of this report will be filed, subject to the completion of the audit of Seminole Scrap Corp., Frontline Communication Service, Inc., and Florida Machine & Welding, Inc., by amendment to this current report within sixty days from the date this initial report is filed with the Commission.

(c) Exhibits
2.1 Letter agreement for acquisition of Bartow Communications, Inc.

2.2 Binding Letter of Intent Seminole Scrap Corp. dated March 8, 1999

2.3 Binding Letter of Intent Frontline Consulting Services, Inc. March 2,
1999

2.4 Binding Letter of Intent Florida Machine & Welding, Inc. March 2, 1999

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chronicle Communications, Inc.

By: /s/   John V. Whitman Jr.
          John V. Whitman Jr., Chief Executive Officer